Exhibit 99

NEWS

Contact:
George Pipas
1.313.323.9216
gpipas@ford.com

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high-resolution photographs

IMMEDIATE RELEASE
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FORD MOTOR COMPANY ANNOUNCES SECOND QUARTER NORTH AMERICAN PRODUCTION PLAN


o Second quarter 2003 North American production plan is 980,000 vehicles, down 17 percent compared with 1.176 million vehicles produced in second quarter 2002.

o Year-to-year reduction reflects non-recurrence of last year's planned growth in inventories, the impact of capacity and product actions related to the company's Revitalization Plan, and reduced F-Series production during the launch of the all-new F-150 truck.


DEARBORN, Mich., March 13 - Ford Motor Company announced today it plans to produce 980,000 vehicles at North American assembly plants in the second quarter 2003. In the second quarter 2002, the company produced 1.176 million vehicles.

Almost half of the year-to-year reduction in second quarter production reflects non-recurrence of last year's planned growth in inventories. The remainder of the decline reflects capacity and product actions related to the company's Revitalization Plan, and reduced F-Series production during the launch of the all-new F-150 truck.

The company reaffirmed its first quarter production plan of 1.035 million vehicles.

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The company will conduct a conference call on Thursday, March 13, 2003. The call will begin at 4:30 p.m. (EST) and last 30 minutes. To access the call, please dial (703) 925-2400 about 10 minutes prior to the start time and ask to be connected to the Ford conference call. Following the call, there will be a telephone replay available through Monday, March 17, 2003 at (703) 925-2533, passcode 6457517.


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